Exhibit 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                      -----------------------------------




I consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-110705) of International Imaging Systems, Inc. of my report dated March 9, 2006, which appears on page F-1 of this amended annual report on Form 10-KSB/A for the year ended December 31, 2005.




/s/ THOMAS W. KLASH


Thomas W. Klash
Certified Public Accountant
Hollywood, Florida

July 26, 2006